Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement Nos. 333-102882, 333-104768, 333-70450, 333-70452, 333-123558, 333-150142, and 333-166981 on Form S-8 of our reports dated February 23, 2015 relating to the financial statements of IDEX Corporation and subsidiaries (the “Company”) and the effectiveness of the Company’s internal control over financial reporting, appearing in this Annual Report on Form 10-K of the Company for the year ended December 31, 2014

Chicago, IL
February 23, 2015